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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported) October 22, 1998
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                              GRYPHON HOLDINGS INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                0-5537                         13-3287060
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(State or Other Jurisdiction    (Commission                    (IRS Employer
      of Incorporation)         File Number)                 Identification No.)

                    30 Wall Street, New York, New York 10005
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 825-1200
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events.

                  On October 22, 1998 the Board of Directors of Gryphon Holdings Inc. ("Gryphon") adopted, and Gryphon entered into, a Second Amendment (the "Second Amendment") to the Rights Agreement, dated as of June 5, 1995 (the "Rights Agreement"), between Gryphon Holdings Inc. and State Street Bank and Trust Company, as Rights Agent. The sole purpose of the Second Amendment, which was adopted and entered into with an effective date as of July 28, 1998, was to correct a defective and inconsistent provision contained in the First Amendment to the Rights Agreement dated as of that date. A copy of the Second Amendment is attached hereto as an exhibit. A copy of a Press Release issued by Gryphon on October 22, 1998 is also attached hereto as an exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  4.1 Second Amendment, dated as of October 22, 1998, to the Rights Agreement, dated as of June 5, 1995, between Gryphon Holdings Inc. and State Street Bank and Trust Company, as Rights Agent, as amended.

                  99.1 Press Release of Gryphon Holdings Inc. issued on October 22, 1998.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    GRYPHON HOLDINGS INC.

Dated: October 29, 1998
                                                    By: /s/ Stephen A. Crane
                                                        Name: Stephen A. Crane
                                                        Title: President and CEO
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                                  Exhibit Index

Exhibit
Number                     Description

4.1 Second Amendment, dated as of October 22, 1998, to the Rights Agreement, dated as of June 5, 1995, between Gryphon Holdings Inc. and State Street Bank and Trust Company, as Rights Agent, as amended.

99.1     Press Release of Gryphon Holdings Inc. issued on October 22, 1998.